Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE Secretary of State	JEFFERY LANDERFELT Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

August 27, 2015

Job Number:                      C20150827-1599

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150382788-24	Amendment	1 Pages/1 Copies

Respectfully,

/s/ Barbara K. Cegavske
BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman

Certificate Number: C20150827-1599

You may verify this certificate

online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street,
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20150382788-24
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	08/27/2015 12:00 PM
	State of Nevada	Entity Number
Certificate of Amendment		E0488122010-8
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of the corporation:
High Performance Beverages Company

2. The articles have been amended as follows: (provide article numbers, if available)

Subsection a of ARTICLE VIII is hereby amended and restated as follows:

The number of Common Stock which the Corporation is authorized to issue shall be 5,000,000,000 shares, par value $0.00001. The number of Preferred Stock the Corporation is authorized to issue shall be 1,000,000 shares, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: _________ Time:_______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15